EXHIBIT 10.6

STATE OF NORTH CAROLINA
                                    NOTE MODIFICATION AGREEMENT
COUNTY OF BRUNSWICK

      THIS Modification Agreement made and entered into this 17th day of June, 2003, by and between WW-GOLF & SERVICES, LLC, a South Carolina limited liability company, hereinafter called "Debtor"; and REEVES TELECOM LIMITED PARTNERSHIP, a South Carolina limited partnership, hereinafter called "Creditor";

                             W I T N E S S E T H:

      THAT WHEREAS the Debtor previously executed and delivered to Creditor a promissory note dated March 9, 2001 in the original principal amount of SEVEN HUNDRED TWELVE THOUSAND FIVE HUNDRED DOLLARS ($712,500.00) being secured by a deed of trust to Henry G. Foy, Trustee, recorded in Book ____ at Page ____ in the office of the Register of Deeds, Brunswick County, North Carolina and further secured by a Security Agreement and UCC Form 1 Financing Statement with File #__________ in the Brunswick County Register of Deeds Office and also recorded in the North Carolina Secretary of State Office; and

      WHEREAS, Debtor has requested an extension of time in meeting the principal payment(s) due to Creditor under the terms and provisions of said promissory note from Debtor to Creditor; and

      WHEREAS, Creditor has agreed to this forbearance upon the conditions as set forth in this modification instrument;

      NOW, THEREFORE, for a valuable consideration in hand paid by the Debtor to the Creditor, the receipt of which is acknowledged and these presents, the parties do agree each with the other as follows:

1. That the due date for the payment of the balance on said promissory note is extended to June 15, 2008.

2. That effective June 17th, 2003, the interest rate on said note is amended to be the higher of (a) 8.75 percent per annum and (b) the FNB Southeast's prime rate plus two percent.

3. That the Debtor shall reduce the principal due to not more than $150,000.00, simultaneous to the execution of this Agreement.

4. That except as herein amended or modified, the terms and provisions of the promissory note, deed of trust, security agreement and other loan documents executed and delivered by and between the parties shall not be altered and will remain in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed in such manner as provided by law the day and year first above written.

                              REEVES TELECOM LIMITED PARTNERSHIP


                              BY:     /S/ DAVIS P. STOWELL
                                 -----------------------------------------------
                                    GENERAL PARTNER
                                    Grace Property Management, Inc.,
                                    Davis P. Stowell, Vice President


                              W. W. GOLF SERVICES, LLC


                              BY:    /S/ STEVEN WHITE
                                 -----------------------------------------------
                                    MANAGER